Exhibit 10.27

AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Employment Agreement, dated April 1, 2006, as amended on December 22, 2008 (the “Employment Agreement”), by and between Walco International, Inc., a Delaware corporation (the “Company”) and Damian Olthoff (the “Executive”) is entered into as of the 3rd day of September, 2009 (“Effective Date”).

WHEREAS, the Company and the Executive desire to amend certain terms of the Employment Agreement as set forth herein;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized Terms.  All capitalized terms used, but not defined herein, shall have the same meaning as prescribed in the Employment Agreement.

2.           Termination following Change of Control Occurring Prior to January 1, 2011.  In the event (i) of a Change of Control prior to January 1, 2011, and (ii) within the two (2) years following such Change of Control, the Executive’s employment terminates pursuant to either Section 5.4 or 5.5 of the Agreement; then the Separation Pay Period or payment period specified in Section 5.5 (as applicable) shall be increased to include an additional six (6) months.

3.           Entire Agreement.  This Amendment constitutes the sole and entire agreement of the parties with respect to the second amendment of the Agreement; supersedes all prior verbal and written understandings and agreements between the parties relating to its subject matters; and may not be modified except in a writing signed by both parties.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

EXECUTIVE	WALCO INTERNATIONAL, INC.

/s/ Damian Olthoff Damian Olthoff	By: /s/ James C. Robison Name: James C. Robison Title: President and C.E.O.